Exhibit 99.2

Vallon Pharma

VALLON PHARMACEUTICALS, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P 0 BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE ▷

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the **QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [11:59 p.m.] Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to
[**www.virtualshareholdermeeting.com/VLON2023**]
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until [11:59 p.m.] Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

VALLON PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR each of the following proposals:

	For	Against	Abstain
1. Approve pursuant to Nasdaq Listing Rules 5635(a), 5635(b), and 5635(d): (i) the issuance of shares of Vallon Common Stock pursuant to the Merger, Equity Financing and the Series T Warrant Exercises, which will represent more than 20% of the shares of Vallon Common Stock outstanding immediately prior to the Merger, the Equity Financing and the Series T Warrant Exercises and (ii) the change of control resulting from the Merger, the Equity Financing, and the Series T Warrant Exercises;	☐	☐	☐
2. Approve an amendment to the amended and restated certificate of incorporation of Vallon to effect a reverse stock split of Vallon Common Stock at a ratio within the range not less than ____ and not greater than ____ (with such ratio to be mutually agreed upon by Vallon and the Investor prior to the Effective Time and with all amendments within such range (other than the amendment setting forth the ratio selected) being abandoned by the Vallon Board);	☐	☐	☐
3. Approve an amendment to the amended and restated certificate of incorporation of Vallon to limit the liability of officers of Vallon as permitted by recent amendments to Delaware law;	☐	☐	☐
4. Approve the Amended and Restated Vallon 2018 Equity Incentive Plan to, among other things, increase the aggregate number of shares of Vallon Common Stock available for issuance thereunder to 6,500,000; and	☐	☐	☐
5. Approve a postponement or adjournment of the Vallon virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SIGNATURE [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — VALLON PHARMACEUTICALS, INC. Special Meeting of Stockholders ________, 2023, at ________, Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints David Baker and Leanne Kelly, each with full power of substitution and re-substitution, as proxy to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Vallon Pharmaceuticals, Inc. to be held on ________, ________, 2023, at ________, Eastern Time, and any adjournments or postponements thereof. The shares represented by this proxy will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side